UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 20 11

Vantage Health

(Exact name of registrant as specified in its charter)

Nevada	333-168930	98-0659770
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		Number)

11400 West Olympic Boulevard, Suite 640
Los Angeles, CA 90064-1567
(Address of principal executive offices)

Registrant's telephone number, including area code
310-477-5811

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240,l4a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (1 7 CFR 240,14d-2(b))

      . Pre-commencement communications pursuant to Rule I 3e-4(c) under the Exchange Act ( I 7 CFR 240, 13e-4(c))

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (the "Current Report") contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document include, among others, statements regarding our capital needs, business plans and expectations. Such forward-looking statements involve assumptions, risks and uncertainties regarding, among others, the success of our business plan, availability of funds, government regulations both in the United States and internationally, operating costs, our ability to achieve significant revenues, our business model and products and other factors. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology. In evaluating these statements, you should consider various factors, including the assumptions, risks and uncertainties set forth in reports and other documents we have filed with or furnished to the Securities and Exchange Commission (the "SEC"). These factors or any of them may cause our actual results to differ materially from any forward-looking statement made in this document. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding future events, our actual results will likely vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. The forward-looking statements in this document are made as of the date of this document and we do not intend or undertake to update any of the forward-looking statements to conform these statements to actual results, except as required by applicable law, including the securities laws of the United States.

Unless otherwise indicated, in this Form 8-K, references to "we," "our," "us," the "Company," "Vantage" or the "Registrant" refer to Vantage Health.

Item 5.06 Change in Shell Company Status

As described in our quarterly report on Form 10-Q for the period ended December 31, 2010 that was filed with the SEC on February 18, 2011, on December 31, 2010, Vantage Health (through its subsidiary Moxisign Ltd) entered into an exclusive agreement with Shanghai Kehua Bioengineering Co Ltd, of China, manufacturers of the Diagnostic Kit for HIV (1+2) Antibody (Colloidal Gold). This agreement ensures that Vantage Health has exclusive rights over the next 12 months to sell the Diagnostic Kit for HI V (1+2) Antibody (Colloidal Gold) in the continent of Africa. The HIV (1+2) Diagnostic Kit (Colloidal Gold) is a rapid test for the qualitative detection of antibodies to human immunodeficiency virus I and/or 2 in whole blood or serum or plasma. This agreement will terminate if Vantage Health does not place an order, within six months of the agreement date, for $500,000 worth of test kits. Vantage Health has paid $50,000 for this 12 month exclusive right.

Vantage has also acquired a 51% interest in a newly-formed joint venture in Tanzania that will pursue commercial opportunities in the medical industry in the Republic of Tanzania.

On January 31, 2011, Moxisign submitted a proposal for the RT41-2011ME, the supply and delivery of rapid HIV test kits to the State for a period of two years. The supply tender is for approximately 14,000,000 diagnostic rapid screen test kits (approximately US$7M) and 4,600,000 Confirmatory rapid screen test kits (approximately US$2.5M). We cannot predict the likelihood of winning the orders associated with this proposal, although in the event that we are successful in this tender participation, we do not expect to be awarded 100% of the tender value. The contracts are expected to be awarded before June 2011.

Vantage now devotes fulltime to implementing its overall business plan.

Phase 1: IMPORTATION AND DISTRIBUTION IN SOUTH AFRICA

Moxisign (PTY) Ltd (“Moxisign”) is a 51% owned South African subsidiary of Vantage Health.  Moxisign was formed as a pharmaceutical distributor with the specific intention of bidding on South African government health care contracts and tenders – in particular; HIV/AIDS medications, and also other health related government tenders including medical equipment, TB drugs and other medical supplies that are either unavailable in South Africa, or too expensive for the government to source from local producers. In addition, Moxisign intends to broaden its governmental and private sector customer base. This expanded reach may add to the scale and flexibility to the Moxisign business model model to help us grow substantially within the next three years.

The remaining 49% of Moxisign is owned by a consortium of local Broad Based Black Economic Empowerment (“BBBEE”) partners.

The 49% BBEE shareholders are made up of several individuals that are led by Kopano Ke Matla Investment Trust (“Kopano”), which is the investment arm of COSATU, South Africa’s largest Trade Union and part of the tripartite ruling government. Kopano is one of the world’s largest Investment companies. Kopano’s Chairman and Trustee, Mr. Prabir Badal, is also on the Board of Moxisign.

In addition, Vantage Health through a South African subsidiary to be formed, Vantage Health South Africa, is targeting the private sector in South Africa. We have approached the Clicks Group Limited (JSE: CLS), (“Clicks”) to supply Clicks with over-the-counter treatments and medications labeled under Clicks’ own brand. A formal purchase order has yet to be signed as we are still at the stage of deciding upon the appropriate products and compiling the necessary paperwork to file at the Medicine Control Council.  Supply to Clicks is not expected to begin until the MCC (Medicine Control Council) has finished the approval process for each drug dossier.

Supply Agreements

Moxisign intends to be a pharmaceutical distributor.  One aspect of Vantage’s business case is Moxisign’s ability to import into South Africa, medications and treatments competitively priced and based on the partnerships, technology and skills transfer these partners provide.  Moxisign has signed, executed supply agreements with the following entities that covers the pharmaceutical space in which Moxisign intends to compete:

India

   Amol Pharmaceuticals

China

   China National Pharmaceutical Group (SINOPHARM) - Letter of Intent stage

   GWK Biotechnology Company

   Kehua Bioengineering

Current Status of Moxisign

Moxisign is currently awaiting the adjudication of the HIV Rapid Screening test kit tender bid.  This bid was submitted by Moxisign on January 31, 2011, and the total value of the contract is up to US$9.5 million (for a total order of 19 million kits, both diagnostic and confirmatory).

PHASE 2: SADC REGIONAL MARKETS

As indicated in the first paragraph to Item 5.06, on December 31, 2010, Vantage Health (through its subsidiary Moxisign Ltd) entered into an exclusive agreement with Shanghai Kehua Bioengineering Co Ltd, of China, manufacturers of the Diagnostic Kit for HIV (1+2) Antibody (Colloidal Gold). This agreement ensures that Vantage Health has exclusive rights over the next 12 months to sell the Diagnostic Kit for HIV (1+2) Antibody (Colloidal Gold) in the continent of Africa. The HIV (1+2) Diagnostic Kit (Colloidal Gold) is a rapid test for the qualitative detection of antibodies to human immunodeficiency virus 1 and/or 2 in whole blood or serum or plasma. This agreement will terminate if Vantage Health does not place an order, within six months of the agreement date, for $500,000 worth of test kits. Vantage Health has paid $50,000 for this 12 month exclusive right.

We are using this supply agreement to enter into new markets.  We have been in negotiations with the Consul General of the Republic of Seychelles to supply the Ministry of Health with HIV test kits and intend to supply Anti-retrovirals to the Seychelles if and when we receive approval.

We have finalized an additional Joint Venture Agreement in Botswana and plan on entering the Botswana pharmaceutical market shortly.

We have also formed a joint venture partnership with a Tanzanian group to enter the Pharmaceutical market in the Republic of Tanzania which is described above.

PHASE 3: MANUFACTURING

Vantage Health is in the process of forming a second South Africa subsidiary which will be called Vantage Health South Africa, formed specifically to execute the third phase of the Vantage Health business plan.  Phase 3 is the planning, building, commissioning and operation of a pharmaceutical manufacturing facility.

The manufacturing sector has been targeted by the South African government and is identified as a key pillar  in the recent State of the nation address and in the 2010-2013 Industrial Policy Action Plan II and there are, at present, a number of taxation and financial incentives, including grants from the state available to encourage a vibrant manufacturing sector.

The pharmaceutical partnerships established have agreed to provide Vantage with the requisite technology and skills transfer to establish the plant.  At present, Vantage is conducting preliminary feasibility assessment towards the building of the API / secondary formulation plant within South Africa.

South Africa purchases 70% of the global anti-retroviral market alone and, at this time, does not contribute significantly to producing or supplying products for the marketplace.  Vantage sees a gap in the local pharmaceutical manufacturing space that, with the consequent development of employment and associated business in the pharmaceutical, logistics and retail sectors will provide widespread benefits to Africa.

HOSPITALS:  BUILD, OWN, OPERATE, TRANSFER (“BOOT”)

An objective that benchmarks our goals is the establishment of a private-public partnership to build, own and operate hospitals.  Transfer of skills to medical, nursing paramedical and operational personnel is fundamental and after a period of time, these hospitals would revert to public ownership.  We have established partners in India and China who are experienced and have executed BOOT hospitals in other resource limited settings in Africa.  Again we intend the structure will take the form of a 51/49 joint venture partnership with the South African government.  .

Other areas for opportunities would be utilizing the African Development  AID  from China to build equip and run hospitals in South Africa, as already exists in other parts of Africa such as Ghana.

The agreements and activities described above have resulted in the effective commencement of our business plan and operations. Therefore, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

(d)  Exhibits

NONE

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vantage Health

a Nevada corporation

Dated: March 29, 20 I1

/s/ Lisa Ramakrishnan

Dr. Lisa Ramakrishnan

Chief Executive Officer and Chief Financial Officer

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